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                                                                      EXHIBIT 21

                    KEYSTONE CONSOLIDATED INDUSTRIES, INC.
                               AND SUBSIDIARIES


                        SUBSIDIARIES OF THE REGISTRANT

                                     Jurisdiction of          Percent of
                                      Incorporation        Voting Securities
      Name of Corporation            or Organization            Held (1)
---------------------------------    ---------------       -----------------
Sherman Wire of Caldwell, Inc.          Nevada                  100.0%

Fox Valley Steel and Wire Company       Wisconsin               100.0%
 (formerly Wire Products Company)

DeSoto, Inc.                            Delaware                100.0%
 J.L. Prescott Company                  New Jersey              100.0%
 DeSoto Environmental
  Management, Inc.                      Delaware                100.0%
 DeSoto Subsidiary Two Corporation      New Jersey              100.0%

(1)   Held by the Registrant or the indicated subsidiary of the Registrant.